Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

Perfect Moment Ltd.

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(4)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares, $0.0001 par value per share	Rule 457(c)	6,377,766	(2)	$0.427	(3)(4)	$2,723,306.08	$0.00015310	$416.94
	Total Offering Amounts							$2,723,306.08		$416.94
	Total Fees Previously Paid									$-
	Total Fee Offsets									$-
	Net Fee Due									$416.94

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional common stock, par value $0.0001 per share (the “Common Stock”) of Perfect Moment Ltd. (the “Company”) that may become issuable upon any share split, share dividend, recapitalization or other similar transaction effected without the Company’s receipt of consideration which results in an increase in the number of the outstanding Common Stock.

(2)	The 6,377,766 shares of Common Stock consists of 3,172,858 shares of Common Stock and 3,204,908 shares of Common Stock issuable upon the exercise of the warrants.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Company’s Common Shares on September 8, 2025.

(4)	All the Common Stock are to be offered for resale by the selling stockholder named in the prospectus contained in this Registration Statement on Form S-3. The Company will not receive any proceeds from the sale of its Common Shares by the selling shareholder. However, the Company will receive proceeds from the exercise of the warrants if the warrants are exercised and the holder of such warrants pay the exercise price in cash upon such exercise.